UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2023

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Effective November 16, 2023, pursuant to Article II, Section (B)(4)(j) of the Amended and Restated Articles of Incorporation, as amended (the “Articles”) of Tanger Factory Outlet Centers, Inc. (the “Company”), the Company’s board of directors (the “Board”) adopted resolutions increasing the Company’s Ownership Limit (as defined in the Articles) from 4% to 9.8% of the outstanding Common Shares (as defined in the Articles).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2023, the Company filed with the North Carolina Secretary of State Articles of Amendment (the “Articles of Amendment”) to the Company’s Articles to change the Company’s name to Tanger Inc., as previously announced. The Articles of Amendment will become effective as of 12:01 a.m., Eastern Time, on November 16, 2023.

Also effective November 16, 2023, the Board approved and adopted certain amendments (the “Amendments”) to the Company’s Bylaws (the Bylaws, as so amended and restated to incorporate the Amendments, the “Amended and Restated Bylaws”) to reflect the name change, to make certain limited changes in light of the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) and to designate the sole and exclusive forum for certain actions or proceedings involving or relating to the Company. Specifically, the Amendments:

•address the universal proxy rules adopted by the SEC by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;

•enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including requiring additional background information and disclosures regarding proposing shareholders, proposed nominees and business and other persons related to a shareholder’s solicitation of proxies, such as additional information about the ownership of securities and material litigation, relationships and interests in material agreements with or involving the Company;

•require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white, which shall be reserved for exclusive use by the Board; and

•adopt an exclusive forum provision designating the North Carolina Business Court (or, if such court lacks jurisdiction, a federal court located within the State of North Carolina, or, if both lack jurisdiction, another superior state court located within the State of North Carolina) for certain actions or proceedings involving or relating to the Company.

The Amendments also align the Amended and Restated Bylaws with recent amendments to the North Carolina Business Corporation Act relating to shareholder meetings held solely by means of remote communication, incorporate the use of gender inclusive language, and make various other conforming and technical changes.

The foregoing is a summary of each of the Articles of Amendment and the Amended and Restated Bylaws, and such summaries are qualified in their entirety by the full text of the Articles of Amendment and Amended and Restated Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, dated November 6, 2023 and effective November 16, 2023.

3.2	Amended and Restated Bylaws dated November 6, 2023, and effective November 16, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023

TANGER FACTORY OUTLET CENTERS, INC.
By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer